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                                                                    EXHIBIT 1.03

                               5,000,000 SHARES

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                                  COMMON STOCK

                                _______________


                          AGREEMENT AMONG UNDERWRITERS


                                                         St. Petersburg, Florida
                                                             _____________, 1996


RAYMOND JAMES & ASSOCIATES, INC.
VECTOR SECURITIES INTERNATIONAL, INC.
         as Representatives of the Several Underwriters
         c/o Raymond James & Associates, Inc.
         880 Carillon Parkway
         St. Petersburg, Florida  33716

Dear Sirs:

         We wish to confirm as follows our agreement with you with respect to the purchase from Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company") and certain of its shareholders (the "Selling Shareholders"), by you and the other Underwriters named in Schedule I to the Underwriting Agreement (as defined below) and the offering of (a) an aggregate of 5,000,000 shares (the "Firm Shares") of common stock, $.01 par value (the "Common Stock") of the Company, and (b) any of the 750,000 shares (the "Additional Shares") of Common Stock which the Underwriters shall have determined to purchase from the Company and the Selling Shareholders pursuant to Section 2 of the Underwriting Agreement. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         1. UNDERWRITING AGREEMENT. Annexed hereto as Exhibit A is a copy of a proposed agreement (the "Underwriting Agreement") with the Company and the Selling Shareholders providing for the purchase, upon the terms and conditions set forth therein, from the Company and the Selling Shareholders by each Underwriter, severally, of the number of Firm Shares set forth opposite its name in Schedule I thereto and for the purchase from the Company and the Selling Shareholders of all or part of the Additional Shares. The number of Firm Shares which is set forth opposite each Underwriter's name in said
Schedule I, together with any additional Firm Shares which such Underwriter becomes obligated to purchase pursuant to Section 2 of the Underwriting Agreement, is hereinafter referred to as such Underwriter's "underwriting commitment." We authorize you to execute the Underwriting Agreement on our behalf and we agree to be bound thereby. We understand that changes may be made as to those who are to be Underwriters and in the number of Firm Shares to be purchased by them, but that the number of Shares to be purchased by us individually as set forth in said Schedule I will not be increased without our consent except as provided herein and in the Underwriting Agreement. We authorize you to exercise, in your discretion, all authority and discretion vested in the several Underwriters or in you by the provisions of the Underwriting Agreement and to take all actions that you believe are necessary or desirable to carry out the provisions of the Underwriting Agreement or this Agreement.
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         2. PUBLIC OFFERING.  We authorize you to manage the offering of the
Shares and to take such action as you may deem to be advisable with respect thereto, including, without limitation, the determination whether to purchase any Additional Shares and the amount, if any, of Additional Shares to be so purchased. The public offering of the Firm Shares is to be made as soon after the public offering price thereof is determined as in your judgment is advisable. The Shares shall be initially offered to the public at the public offering price set forth on the cover page of the Prospectus referred to in the Underwriting Agreement. We authorize you to make any changes in the public offering price and other terms of the public offering you may deem to be advisable.

         The Shares are more particularly described in a registration statement, dated ___________ __, 1996, on Form S-1 (File No. 333-______) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. An amendment or amendments to such registration statement will be filed and the registration statement and the related prospectus may be further amended, but any such amendment or any change in the registration statement and the related prospectus will not release or affect our obligations hereunder or under the Underwriting Agreement. A copy of the registration statement and the related prospectus as filed (exclusive of exhibits) and a copy of each amendment as filed (exclusive of exhibits) have heretofore been or will be delivered to us. Each Underwriter consents to being named as an Underwriter in the registration statement and prospectus for the amount of Shares set forth opposite its name in Schedule I to the Underwriting Agreement.

         3. RESERVATION OF SHARES. We authorize you, with respect to the Shares which we agree to purchase, to reserve for sale and to sell and deliver for our account any or all of such Shares in such amounts as you shall in your discretion determine (a) to institutional and other retail purchasers selected by you, (b) to dealers (including any Underwriter) selected by you who are members of the National Association of Securities Dealers, Inc. (the "NASD") and (c) to foreign dealers (including any Underwriter) who are not eligible for membership in the NASD and who agree not to resell any such Shares to any purchaser in the United States of America or to any person unless such dealer has reason to believe such person is neither a resident, citizen nor national of the United States of America. Such sales to dealers may be made pursuant to Selected Dealer Agreement substantially in the form attached as Exhibit B hereto.

         Except for sales for the accounts of Underwriters designated by a purchaser, aggregate sales of Shares to institutional and other retail purchasers for the accounts of the Underwriters shall be as nearly as practicable in the same proportions as their respective underwriting commitments, and sales of Shares to dealers for the account of each Underwriter shall be as nearly as practicable in the proportion that the number of Shares of each Underwriter reserved for such sales bears to the total number of Shares so reserved, as calculated from day to day. You will advise us of the number of Shares purchased by us which we shall retain for direct sale. With your consent, any Shares reserved by you for sale for our account but not sold and paid for may be released to us for direct sale, in which event the number of Shares so reserved shall be correspondingly reduced. We authorize you to fix the concession to dealers and the reallowance to dealers and, after the initial public offering of the Shares, to make such changes therein as you may deem to be advisable. Each Underwriter agrees, upon your request, at any time or times prior to the termination of this Agreement, to report to you the amount of Shares purchased by such Underwriter pursuant to the provisions of the Underwriting Agreement, which then remain unsold.

         We will advise you from time to time, at your request, of the number of Shares retained by or released to us which remain unsold. You may at any time (a) reserve such Shares for sale by you for our account or (b) purchase any such shares which, in your opinion, are needed to enable you to make deliveries for the accounts of the several Underwriters pursuant to this Agreement. Such purchases will be made at the public offering price or, at your option, at such price less all or any part of the selling concession.

         You may make purchases or sales of Shares from or to any dealers hereunder or any Underwriter at the public offering price less all or any part of the selling concession to the dealers and, with your consent, any Underwriter may make purchases or sales of the Shares from or to any of the dealers or any Underwriter at the public offering price less all or any part of the selling concession to the dealers.

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         Each Underwriter agrees that it will not sell any Shares to any of its partners, stockholders, directors, officers or employees, or members of their families, until orders from bona fide customers and investors are first satisfied.

         4. DELIVERY AND PAYMENT. At or before 10:00 a.m., St. Petersburg, Florida time, on the Closing Date referred to in the Underwriting Agreement (the "Closing Date"), we will deliver to you at the office of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, payment by means of a certified or bank cashier's check payable to the order of Raymond James & Associates, Inc. for either (i) an amount equal to the public offering price less the selling concession in respect of the Firm Shares to be purchased by us or (ii) an amount equal to the public offering price less the selling concession in respect of such of the Firm Shares to be purchased by us as shall have been retained by or released to us for direct sale, as you may advise. At or before 10:00 a.m., St. Petersburg, Florida time, on the Additional Closing Date referred to in the Underwriting Agreement (the "Additional Closing Date"), if any, we will make similar payments for any Additional Shares acquired for our account. You will make payment to the Company for the Shares purchased by us (charging our account for the full purchase price of any such Shares not paid by us) against delivery to you for our account of certificates for such Shares.

         You will deliver to us certificates for Shares purchased by us which are not sold or reserved for sale by you. Certificates for all other Shares purchased by us or any other shares of Common Stock which you then hold for our account shall be delivered to us upon termination of this Agreement, or prior thereto in your discretion, and may at any time be delivered to us against payment therefor for carrying purposes only, subject to redelivery upon demand.

         We agree that delivery of any Shares purchased by us shall be made through the facilities of The Depository Trust Company if we are a member thereof, unless we are otherwise notified by you in your discretion. If we are not a member of The Depository Trust Company, such delivery shall be made through a correspondent who is such a member, and we will, upon request, furnish instructions to you (in connection with the purchase of Shares) naming such correspondent, unless we are otherwise notified by you in your discretion.

         Upon receipt by you of payment for any Shares sold by or through you for our account, you will (i) with respect to such Shares paid for by us, remit to us promptly an amount equal to the purchase price paid by us for such Shares and credit or debit our account on your books with the difference between the selling price of such Shares and the purchase price of such Shares, as set forth in the Underwriting Agreement, and (ii) with respect to such Shares not paid for by us, credit or debit our account on your books with the difference between the selling price and the purchase price of such Shares, as set forth in the Underwriting Agreement.

         5. AUTHORITY TO BORROW. You are hereby authorized (to the extent permitted by law) to arrange such loans for the account of one or more of the Underwriters, severally and not jointly, to execute and deliver any notes or other instruments in connection therewith, and to pledge as security therefor all or any of the Shares which such Underwriter or Underwriters shall have become obligated to purchase under any of the terms of this Agreement or of the Underwriting Agreement or any Shares purchased for the account of such Underwriter or Underwriters pursuant to Section 6 hereof, as you may deem necessary or advisable to carry out the purchase, carrying, advertising, sale and distribution of the Shares, or for any other purposes of this Agreement, and to advance your own funds, individually and not as Representatives of the several Underwriters, charging current interest rates. Any lender is hereby authorized to rely upon your instructions in all matters relating to any such loan or loans. In the event of any such advance or loan, repayment thereof will, in your discretion, be effected prior to the making by you of any remittance to any such Underwriter hereunder.

         6. STABILIZATION; TRADING. We authorize you, at any time during the term of this Agreement or for such longer period as may be necessary, to cover any short position incurred under the provisions of this Agreement, (a) to make purchases and sales of Shares of Common Stock in the open market or otherwise, in addition to purchases and sales made under the authority of Section 3 hereof, either for long or short account, on such terms and at such prices as you may determine and (b) in arranging for sales of Shares pursuant to Section 3 hereof to over-allot and to make purchases for the purpose of covering any over-

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allotment so made.  All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters and as nearly as practicable in proportion to their respective underwriting commitments; provided, however, that at no time shall our net commitment under this Section 6 for long and short account exceed 15% of our underwriting commitment (after subtracting from our commitment for short account the maximum number of Additional Shares which we are entitled to purchase). Any Shares of Common Stock which may have been purchased by you for stabilizing purposes prior to the execution of this Agreement shall be treated as having been purchased for the accounts of the several Underwriters pursuant to the foregoing authorization. We agree to take up at cost on demand any Shares of Common Stock so purchased for our account and to deliver on demand any Shares of Common Stock so sold or over-allotted for our account. We will advise you from time to time, at your request, of the number of such Shares of Common Stock remaining unsold which were delivered to us pursuant to this Section 6.

         You will notify us if you engage in any transaction hereunder which in your judgment may be deemed to be a "stabilizing transaction" within the meaning of the applicable rules of the Securities and Exchange Commission. We authorize you to file with said Commission on our behalf any and all reports required by such rules. If stabilization is effected, we will file with you, not later than the fifth full business day following termination of stabilization, original copies of any and all reports required of us by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

         If pursuant to the provisions of the first paragraph of this Section 6 and prior to the termination of this Agreement (or prior to such earlier date as you may have determined) you purchase or contract to purchase for the accounts of the several Underwriters in the open market or otherwise any Shares which were retained by or released to us for direct sale, or any Shares which may have been issued in exchange for such Shares, we authorize you either to charge our account with an amount equal to the selling concessions with respect thereto, which amount shall be credited against the cost of such Shares, or to require us to repurchase such Shares at a price equal to the total cost of such purchase, including commissions, if any, and transfer taxes on the redelivery.

         We agree that, except with your consent and except as herein provided, we will not, prior to the termination of this Agreement, bid for, purchase or sell, directly or indirectly, for our own account, in the open market or otherwise, or attempt to induce others to bid for, purchase or sell, either before or after the sale of the Shares and either for long or short account, any Shares or other shares of Common Stock of the Company, and prior to the completion (as defined in Rule 10b-6 under the Securities Exchange Act of 1934) of our participation in the distribution, we will otherwise comply with Rule l0b-6. Nothing contained in this Section 6 shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

         7. TERMINATION AND SETTLEMENT. Unless sooner terminated by you, this Agreement shall terminate 30 days from the later of the date of the commencement of the public offering and the Additional Closing Date, if any, but may be extended for a period of time not exceeding an additional 30 days with the consent of a majority in interest (based on their underwriting commitments) of the Underwriters, including yourselves. You may in your discretion upon notice to us, prior to the termination of this Agreement, terminate or suspend any of the provisions of Sections 2, 3, and 6 hereof or alter any of the terms or conditions of offering determined pursuant to Section 2 hereof.

         Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except (a) the mutual obligations to settle accounts hereunder, (b) our obligations to pay any amounts referred to in the last paragraph of this Section 7, (c) our obligations to pay our proportionate share (based upon our underwriting commitment) of expenses incurred by you, (d) our obligations with respect to purchases which may be made by you from time to time thereafter to cover any short position incurred hereunder, and (e) the indemnity and other agreements set forth in Section 9 hereof, all of which shall continue until fully discharged. No such termination shall affect any obligations of any defaulting Underwriter.

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         In the event that any Underwriter shall default in its obligation (i)
pursuant to the first paragraph of Section 6 hereof, (ii) to pay amounts charged to its account pursuant to Section 8 hereof, or (iii) pursuant to this
Section 7, we will, within the limits set forth in Section 2 of the Underwriting Agreement, assume our proportionate share (determined on the basis of the respective underwriting commitments of the nondefaulting Underwriters) of such obligation, but no such assumption shall affect any obligations of any defaulting Underwriter.

         The accounts arising pursuant to this Agreement shall be settled and paid as soon as practicable after termination hereof. The determination by you of the amounts to be paid to or by us shall be final and conclusive.

         We authorize you to charge our account with (a) any transfer taxes on sales or other transfers made for our account and (b) our proportionate share of all expenses (including attorneys' fees), other than transfer taxes, incurred by you, as Representatives of the several Underwriters, under this Agreement or the Underwriting Agreement or otherwise in connection with the purchase, carrying, advertising, sale and distribution of Shares together with such reserve as you may deem to be advisable to cover possible additional expenses.

         Notwithstanding any settlement on the termination of this Agreement, we agree to pay our proportionate share (based on our underwriting commitment) of (i) all expenses incurred by you in investigating or defending against any claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body), other than an Underwriter, in connection with the Prospectus (or any amendment or supplement thereto), and (ii) any liability, including attorneys' fees and expenses, incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgment or as a result of any settlement agreed to by you, other than any such liability, fee or expense to the extent that you receive indemnity or contribution pursuant to Section 8 of the Underwriting Agreement. We also agree to pay any transfer taxes which may be assessed and paid after such settlement on account of any sales or transfers hereunder for our account.

         8. COMPENSATION TO REPRESENTATIVES. As compensation for your services in connection herewith, you are authorized to charge our account and pay to yourselves $___ per Share which we become committed to purchase pursuant to
Section 2 or of the Underwriting Agreement. Such compensation shall be treated as an expense of the several Underwriters and will be charged to their respective accounts on your books for this offering.

         9. INDEMNITY. Each Underwriter, including yourself, agrees to indemnify and hold harmless each other Underwriter, each person, if any, who controls any other Underwriter within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and any successor of any other Underwriter or of any such controlling person, all to the extent that each Underwriter will be obligated in the Underwriting Agreement to indemnify and hold harmless the Company, its directors and officers and its controlling persons. This indemnity agreement shall survive the termination of this Agreement and will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person so controlling an Underwriter.

         10. MISCELLANEOUS. With respect to the Underwriting Agreement, you are also authorized in your discretion to (a) postpone the Closing Date, the Additional Closing Date, if any, or any other time or date specified therein,
(b) exercise any right of cancellation or termination, (c) arrange for the purchase by other persons (including yourselves or any other Underwriter) of any Shares not taken up by any defaulting Underwriter or by the other Underwriters as provided in Section 10 of the Underwriting Agreement and (d) consent to such other changes in the Underwriting Agreement as in your judgment do not materially and adversely affect the substance of our rights and obligations thereunder.

         We have examined the Prospectus, as amended to date, and are familiar with the terms of the offering set forth therein. In addition, we confirm that the information relating to us which has been furnished to the Company for use therein is correct.

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         Upon request, you will inform us as to the jurisdictions in which you have been advised by counsel that the Shares have been registered or qualified for sale under applicable securities or Blue Sky laws, but you do not assume any responsibility or obligation as to our right to sell such Shares in any jurisdiction. Each Underwriter authorizes you to cause to be filed a Further State Notice under the laws of the State of New York, if required, and to take such other action as may be necessary or advisable to qualify the Shares for offering or sale in any jurisdiction.

         We confirm that we are either (a) a member of the NASD who agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and
Section 24 of Article III of the NASD's Rules of Fair Practice and that our commitment to purchase Shares pursuant to the Underwriting Agreement will not result in a violation of the financial responsibility requirements of Rule 15c3-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or of any similar provision of any applicable rule of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or any government authority or (b) a foreign dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories or its possessions (except that we may participate in group sales under Section 3 hereof) or to persons who are citizens thereof or resident therein, and in making other sales to comply with the above-mentioned NASD Interpretation, Section 8, 24 and 36 of the above-mentioned Article III as if we were a NASD member and Section 25 of such
Article III as it applies to a nonmember broker or dealer in a foreign country. If we are a foreign dealer, we represent that in connection with sales of Shares and offers to sell Shares made by us outside the United States (a) we will not offer or sell any Shares in any jurisdiction except in compliance with applicable laws and (b) we will either furnish to each person to whom any such sale or offer is made a copy of the Prospectus or inform such person that such Prospectus will be available upon request. It is understood that no action has been taken to permit a public offering in any jurisdiction other than the United States where action would be required for such purposes.

         We will not advertise over our name until after the first public advertisement has been made by you on behalf of the Underwriters and then only with your consent and at our own expense and risk.

         Except as is otherwise specifically provided in this Agreement, you will have full authority to take such action as you may deem necessary or advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement and in connection with the purchase, carrying, advertising, sale and distribution of the Shares (including authority to terminate the Underwriting Agreement as provided therein), but neither as Representatives nor individually will you be under any liability whatsoever to any of the several underwriters except such as may be imposed upon you by the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and except for lack of good faith and for the obligations expressly assumed by you in this Agreement. Obligations not expressly assumed by you in this Agreement will not be implied hereby or inferred herefrom. Authority with respect to matters to be determined by you or by you and the Company pursuant to the terms of the Underwriting Agreement will survive the termination of this Agreement.

         You shall not be under any duty to account for any interest on our funds at any time in your hands. In taking any action under this Agreement you shall act only as agent of the Underwriters, and you shall be under no liability to us except for lack of good faith and for obligations expressly assumed by you in this Agreement.

         Nothing herein contained shall constitute us partners with you or with other Underwriters, and the obligations of ourself and of each of the Underwriters are several and not joint.

         Any notice from you to us shall be deemed to have been duly given if mailed, telexed or telegraphed to us at our address as set forth in the Underwriters' Questionnaire addressed by us to the Company. Any notice from any Underwriter to you will be deemed to have been given if mailed, telexed or telegraphed to you at the address set forth on the first page of this Agreement.

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

         We authorize you to file with any governmental agency or authority any report which in your judgment is necessary or desirable in connection with the offering of the Shares, and we agree to furnish you any information needed for each such report.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         This Agreement may be signed in any number of counterparts which, when taken together, will constitute one and the same instrument.

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         This Agreement is being executed by us and delivered to you in duplicate. Please indicate your receipt of identical agreements from each of the other Underwriters by confirming this Agreement, whereupon it shall constitute a binding contract between us.

                                        Very truly yours,


                                        ________________________________________
                                        Attorney-in-Fact for the several
                                        Underwriters named in Schedule I to the
                                        Underwriting Agreement


Confirmed as of the date first
above-mentioned.

RAYMOND JAMES & ASSOCIATES, INC.



By:__________________________________
   Name:
   Title:



VECTOR SECURITIES INTERNATIONAL, INC.



By:__________________________________
              Name:
              Title:


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